Exhibit 16

             [Letterhead of Prociak & Associates, LLC]


                           March 6, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Peoples Financial Services Corp.
     Commission File No. 000-23863

Ladies and Gentlemen:

We were previously the principal accountant for Peoples Financial Services Corp. and under the date of February 15, 2001, we reported on the consolidated financial statements of Peoples Financial Services Corp. and subsidiaries as of and for the years ended December 31, 2000 and December 31, 1999. On February 28, 2001, the Board of Directors of Peoples Financial Services Corp. terminated our appointment as principal accountant in connection with the engagement of another accounting firm. We have read the statements included in the Current Report on Form 8-K of Peoples Financial Services Corp. and we agree with such statements.

                                   Very truly yours,
                                   PROCIAK & ASSOCIATES, LLC

                                   /s/ Patricia A. Prociak
                                   Patricia A. Prociak
                                   Certified Public Accountant